Exhibit 10.1

APPLIED MATERIALS, INC.

EMPLOYEE STOCK INCENTIVE PLAN

(March 11, 2021 Amendment and Restatement)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Share Units, and Restricted Stock Units. The Plan, as amended and restated, is effective as of March 11, 2021 (the “Effective Date”), subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2021 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) Employees, (b) Consultants, and (c) Nonemployee Directors. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Annual Meeting” means the Company’s annual meeting of stockholders.

2.5 “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.6 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock Awards, Restricted Stock Units, Performance Units or Performance Share Units.

2.7 “Award Agreement” means the written agreement (which may be in electronic form) setting forth the terms and conditions applicable to each Award granted under the Plan.

2.8 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9 “Cause” means the occurrence of any of the following:

(a) an act of personal dishonesty taken by the Participant in connection with the Participant’s responsibilities as an employee and intended to result in the Participant’s substantial personal enrichment;

(b) the Participant being convicted of, or pleading no contest or guilty to, (i) a misdemeanor that the Company reasonably believes has had or will have a material detrimental effect on the Company; or (ii) any felony;

(c) a willful act by the Participant that constitutes gross misconduct;

(d) the Participant’s willful and continued failure to perform the reasonable duties and responsibilities of the Participant’s position after there has been delivered to the Participant a written demand for performance from the Company that describes the basis for the Company’s belief that the Participant has not substantially performed the Participant’s duties and/or responsibilities and the Participant has not corrected such failure within thirty (30) calendar days of such written demand; or

(e) a material violation by the Participant of any written, material Company employment policy or standard of conduct.

2.10 “Change of Control” means the occurrence of any of the following events:

(a) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company. For purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change of Control; or

(b) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; for purposes of this subsection (b), once any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an additional Change of Control; or

(c) A change in the ownership of a “substantial portion of the Company’s assets,” as defined herein. For this purpose, a “substantial portion of the Company’s assets” shall mean assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership. For purposes of this subsection (c), a change in ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that constitute a “substantial portion of the Company’s assets.” For purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c). For purposes of this subsection (c), gross fair market value means the value of the assets determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.10, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5).

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if its primary purpose is to: (A) change the state of the Company’s incorporation, or (B) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Applied Materials, Inc., a Delaware corporation, or any successor thereto.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is not an Employee or a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. In the case of Awards other than Incentive Stock Options, the Committee, in its discretion, may determine that a different definition of Disability shall apply in accordance with standards adopted by the Committee from time to time.

2.17 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Neither service as a Director nor payment of a Director’s fee by the Company will constitute “employment” by the Company.

2.18 “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Sections 4.3 or 4.4 nor (ii) transfer or other disposition permitted under Sections 12.7 and 12.8. The implementation of any Exchange Program is subject to stockholder approval as required under Section 3.2.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.

2.20 “Fair Market Value” means the closing per share selling price for Shares on the relevant date, or if there were no sales on such date, the average of the closing sale prices on the immediately following and preceding trading dates, in either case as reported by the Nasdaq Global Select Market/National Market or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21 “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

2.22 “Fiscal Year” means the fiscal year of the Company.

2.23 “Good Reason” means without the Participant’s written consent: (a) a material reduction in the Participant’s level of base salary, unless such reduction is no greater (in terms of percentage) than base salary reductions imposed on all or substantially all of the Company’s employees; or (b) a material relocation of the Participant’s principal place of employment by at least fifty (50) miles. In order for a termination to be for “Good Reason,” the Participant must (i) provide notice to the Company of the Good Reason condition within ninety (90) calendar days of the initial existence of the condition, (ii) give the Company at least thirty (30) calendar days to remedy such condition, and (iii) actually terminate the Participant’s employment within six (6) months following the initial existence of the condition.

2.24 “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such later date as is determined by the Committee at the time it approves the grant. With respect to an Award granted under the automatic grant provisions of Section 11, “Grant Date” means the applicable date of grant specified in Section 11. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.25 “Incentive Stock Option” means an Option to purchase Shares that by its terms qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.26 “Nonemployee Director” means a Director who is not an employee of the Company or any Affiliate.

2.27 “Nonqualified Stock Option” means an Option to purchase Shares that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29 “Participant” means the holder of an outstanding Award.

2.30 “Performance Objectives” means the objective(s) (or combined objective(s)) determined by the Committee (in its discretion) to be applicable to a

Participant with respect to an Award. As determined by the Committee, the Performance Objectives applicable to an Award shall provide for a targeted level or levels of achievement using measures that include, but are not limited to, one or more of the following: (a) cash flow, (b) customer satisfaction, (c) earnings per share, (d) margin, (e) market share, (f) operating profit, (g) product development and quality, (h) profit, (i) return on capital, (j) return on equity, (k) revenue, (l) total shareholder return and (m) environmental, human capital or other sustainability-related factors. Any Performance Objective used may be measured (i) in absolute terms, (ii) in combination with another Performance Objective or Objectives (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company, companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company and/or (vi) on a pre-tax or after-tax basis. As determined in the discretion of the Committee, achievement of Performance Objectives for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

2.31 “Performance Period” means any Fiscal Year (or period of four (4) consecutive Fiscal Quarters) or such other period longer than a Fiscal Year or, with respect to any person at the time that they first become eligible to be a Participant in the Plan, a period of shorter than a Fiscal Year, as determined by the Committee in its sole discretion.

2.32 “Performance Share Unit” means an Award granted to a Participant pursuant to Section 9.

2.33 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.34 “Plan” means the Applied Materials, Inc. Employee Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.35 “Restricted Stock” means restricted Shares granted pursuant to a Restricted Stock Award.

2.36 “Restricted Stock Award” means an Award granted to a Participant pursuant to Section 7.

2.37 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.

2.38 “Retirement” means, in the case of an Employee, a Termination of Service after: (a) obtaining at least sixty (60) years of age and whose age plus Years of Service with the Company is not less than seventy (70), or (b) obtaining at least sixty-five (65) years of age. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.39 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.40 “Section 16(b)” means Section 16(b) of the 1934 Act.

2.41 “Section 16 Person” means an individual who, with respect to Shares, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

2.42 “Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as they may be amended or modified from time to time.

2.43 “Shares” means the shares of common stock of the Company.

2.44 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.45 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or if Section 424(f) of the Code is modified after the Effective Date, a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.46 “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).

2.47 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board. The Committee, in its discretion, may specify in an Award Agreement whether or not a Termination of Service will be deemed to occur when a Participant changes capacities (for example, when an Employee ceases to be such but immediately thereafter becomes a Consultant).

2.48 “Years of Service” means, in the case of an Employee, the number of full months from the Employee’s latest hire date with the Company or an Affiliate to the date in question, divided by twelve (12). The Employee’s latest hire date shall be determined after giving effect to the non-401(k) Plan principles of North American Human Resources Policy No. 2-06, Re-Employment of Former Employees/Bridging of Service, as such Policy may be amended or superseded from time to time. With respect to a Nonemployee Director, “Years of Service” means the number of years of continuous service on the Board of Directors.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are “non-employee directors” under Rule 16b-3. Until and unless determined otherwise by the Board, the Committee shall be the Human Resources & Compensation Committee of the Board.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or special Meeting of Stockholders of the Company.

3.3 Minimum Vesting Periods. Notwithstanding any contrary provision of the Plan (but subject to the following sentence), the vesting period for an Award shall expire in full no earlier than (a) the third (3rd) annual anniversary of the Grant Date if the vesting period expires solely as the result of continued employment or service, and (b) the first (1st) annual anniversary of the Grant Date if expiration of the vesting period is conditioned on achievement of Performance Objectives and does not expire solely as the result of continued employment or service. The preceding minimum vesting periods shall not apply with respect to Awards to Nonemployee Directors under Section 11 or to an Award if determined by the Committee (in its discretion): (a) due to death, Disability, Retirement or major capital change or (b) with respect to Awards covering, in the aggregate, no more than five percent (5%) of the shares reserved for issuance under the Plan.

3.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to any Section 16 Person. To the extent of any delegation by the Committee, references to the Committee in this Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

3.5 Decisions Binding. All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 62,280,998. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award expires without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Share Units or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Share Units or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the Tax Obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares covered by Awards that are surrendered or cancelled under any Exchange Program will not again be available for grant under the Plan. Notwithstanding the foregoing provisions of this Section 4.2, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.2.

4.3 Adjustments in Awards and Authorized Shares. In the event that there occurs any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property (other than an ordinary cash dividend)), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards or any other affected terms of outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1 and 10.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

4.4 Change of Control. In the event of a Change of Control, each outstanding Award will be assumed or an equivalent option or right be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction.

4.4.1 Non-Assumption of Awards. If, in connection with a Change of Control, the successor corporation (or a parent or Subsidiary of the successor corporation) does not agree to assume or substitute outstanding Awards, then, with respect to such Awards and no later than immediately prior to the Change of Control: (a) each such Award that is an Option or Stock Appreciation Rights will terminate upon the Change of Control provided that either (i) before the Change of Control, the Committee notifies the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Committee in its sole discretion, or (ii) promptly after the Change of Control, the Participant receives a cash payment equal to the Fair Market Value (calculated at the time of the Change of Control) of the Shares covered by the Option or SAR, minus the Exercise Price of the Shares covered by the Option or SAR (provided that if the result is $0 or lower, the Participant will receive no payment) and (b) with respect to all other such Awards that are not Options or SARs, the Company will have the right to terminate such Award upon the Change in Control, in which case the Participant holding each such Award will have the right to receive promptly after the Change of Control a cash payment equal to the Fair Market Value (calculated at the time of the Change of Control) of the Shares covered by the Award, provided that all Performance Objectives or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, and such payment must be made in compliance with Section 409A of the Code and all other terms and conditions of the Award must be met.

4.4.2 Assumption. For the purposes of Section 4.4, an Award will be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, either the type of consideration chosen by the greatest number of holders of outstanding Shares or, at the Committee’s discretion, a mix of consideration based on the consideration paid to the holders in the Change of Control transaction); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of any other Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change of Control. Notwithstanding anything in this Section 4.4 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Objectives will not be considered assumed if the Company or its successor modifies any of such Performance Objectives without the Participant’s consent in a manner that could reasonably be expected to have a material impact on the Participant; provided, however, a modification to such Performance Objectives only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 4,500,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, the Participant may be granted Options (and/or SARs) to purchase up to a total of an additional 4,500,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the other provisions of this Section 5.3, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Unless otherwise determined by the Committee, in its sole discretion, subject to Sections 5.4.2 and 5.4.3 hereof, each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Death of Participant. If a Participant dies prior to the expiration of the Participant’s Options, the Committee, in its discretion, may provide that such Options shall be exercisable until the earlier of (a) the third anniversary of the date of death and (b) the expiration of the date of the Option set forth in the Award Agreement.

5.4.3 Committee Discretion. Subject to the ten (10) year limit of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option will become unexercisable, including its expiration date and any earlier termination events, and (b) may, after an Option is granted, extend the exercisability of the Option (subject to Section 5.8.4 regarding Incentive Stock Options)

beyond the original expiration date or termination event set forth in the Award Agreement. With respect to the Committee’s authority in Section 5.4.3(b), if at the time of any such extension of exercisability, the Exercise Price of the Option is less than the Fair Market Value of the Share, the extension shall, unless otherwise determined by the Committee, be limited to original expiration date of the Option set forth in the Award Agreement. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.3 shall comply with Section 409A to the extent possible.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. An Option may not be exercised for a fraction of a Share. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. In order to exercise an Option, the Participant shall give notice in the form specified by the Company and follow such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.3 of the Plan.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (i) the Participant dies during such one-year period, and/or (ii) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.8.3 Employees Only. Incentive Stock Options may be granted only to Employees who are employed by the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.8.5 Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. An SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 4,500,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, the Participant may be granted SARs (and/or Options) covering up to a total of an additional 4,500,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, SARs may be granted with a per Share Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to the rules of Section 5.3.3, which also shall apply to SARs.

6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; and

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under the SAR, except as provided in Section 4.3 of the Plan.

SECTION 7

RESTRICTED STOCK AWARDS

7.1 Grant of Restricted Stock Awards. The Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 1,500,000 Shares of Restricted Stock, Performance Share Units and Restricted Stock Units (in the aggregate and taking into account the maximum number of Shares issuable under each Award). Notwithstanding the foregoing, during the Fiscal

Year in which a Participant first becomes an Employee, the Participant may be granted up to a total of an additional 1,500,000 Shares of Restricted Stock, Performance Share Units or Restricted Stock Units (in the aggregate and taking into account the maximum number of Shares issuable under each Award).

7.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Shares granted and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee (or its designee(s)) determine otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7 or Section 12.8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable vesting period.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4. The Committee, in its sole discretion, may set restrictions based upon the Participant’s continued employment or service with the Company and its Affiliates, the achievement of specific Company-wide, departmental or individual Performance Objectives, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

7.4.1 Legend on Certificates. The Committee, in its discretion, may require that a legend be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award shall be released from escrow as soon as practicable after the last day of the vesting period. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend(s) under Section 7.4.1 removed from such Participant’s Share certificate(s), and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

7.6 Voting Rights. During the vesting period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award

Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall be forfeited to the Company and, except as otherwise determined by the Committee and subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $15,000,000.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee, in its discretion, shall set Performance Objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify any applicable Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may set Performance Objectives or vesting criteria based upon the achievement of specific Company-wide, departmental or individual Performance Objectives, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.4 Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any Performance Objectives for such Performance Unit and may accelerate the time at which any restrictions will lapse or be removed.

8.5 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 12.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable

Laws. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and, except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.

SECTION 9

PERFORMANCE SHARE UNITS

9.1 Grant of Performance Share Units. Performance Share Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Share Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 1,500,000 Performance Share Units, Shares of Restricted Stock and Restricted Stock Units (in the aggregate and taking into account the maximum number of Shares issuable under each Award). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 1,500,000 Performance Share Units, Shares of Restricted Stock or Restricted Stock Units (in the aggregate and taking into account the maximum number of Shares issuable under each Award).

9.2 Value of Performance Share Units. Each Performance Share Unit represents the right to receive the value of one (1) Share at the time the Performance Share Unit vests. Performance Share Units are granted at no cost to the Participant.

9.3 Performance Share Units Agreement. Each Award of Performance Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Share Units granted and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Performance Objectives and Other Terms. The Committee, in its discretion, shall set Performance Objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Share Units that will be paid out to the Participants. The Committee may set Performance Objectives or vesting criteria based upon the achievement of specific Company-wide, departmental or individual Performance Objectives, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

9.5 Earning of Performance Share Units. After the applicable Performance Period has ended, the holder of Performance Share Units shall be entitled to receive a payout of the number of Performance Share Units earned by the Participant over the

Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives or other vesting provisions have been achieved. After the grant of Performance Share Units, the Committee, in its sole discretion, may reduce or waive any Performance Objectives for such Performance Share Units and may accelerate the time at which any restrictions will lapse or be removed.

9.6 Form and Timing of Payment of Performance Share Units. Payment of vested Performance Share Units shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 12.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Share Units in the form of cash, in Shares or in a combination thereof.

9.7 Cancellation of Performance Share Units. On the date set forth in the Award Agreement, all unvested Performance Share Units shall be forfeited to the Company, and except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.

SECTION 10

RESTRICTED STOCK UNITS

10.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 1,500,000 Restricted Stock Units, Shares of Restricted Stock and Performance Share Units (in the aggregate and taking into account the maximum number of Shares issuable under each Award). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, the Participant may be granted up to a total of an additional 1,500,000 Restricted Stock Units, Shares of Restricted Stock or Performance Share Units (in the aggregate and taking into account the maximum number of Shares issuable under each Award).

10.2 Value of Restricted Stock Units. Each Restricted Stock Unit represents the right to receive the value of one (1) Share at the time the Restricted Stock Unit vests.

10.3 Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10.4 Vesting and Other Terms. The Committee, in its discretion, shall set Performance Objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may set Performance Objectives or vesting criteria based upon the achievement of specific Company-wide, departmental or individual Performance Objectives, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

10.5 Earning of Restricted Stock Units. After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition that must be met to receive a payout for such Restricted Stock Unit and may accelerate the time at which any restrictions will lapse or be removed.

10.6 Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement (subject to any deferral permitted under Section 12.1) or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

10.7 Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.

SECTION 11

NONEMPLOYEE DIRECTOR AWARDS

11.1 General. During any Fiscal Year, each Nonemployee Director may be granted Awards covering an aggregate maximum number of Shares equal to $400,000 divided by the Fair Market Value of a Share on the Grant Date of the applicable Award. As determined in the discretion of the Committee, Nonemployee Directors will be eligible to be granted all types of Awards under this Plan (other than Incentive Stock Options), including discretionary Awards not covered under this Section 11. All grants of Restricted Stock Units to Nonemployee Directors pursuant to this Section 11 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

11.2 Awards.

11.2.1 Initial Awards. Each Nonemployee Director who first becomes a Nonemployee Director automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Award of Restricted Stock Units (the “Initial Award”). The number of Restricted Stock Units subject to the Initial Award will be equal to (a) the value obtained by multiplying (i) an amount as determined by the

Committee from time to time prior to such appointment or election and subject to the limitation set forth in Section 11.1 by (ii) a fraction, the numerator of which is the actual number of days between the date of the Nonemployee Director’s appointment or election and the scheduled date of the next following Annual Meeting, and the denominator of which is 365, which such resulting value divided by (b) the Fair Market Value of a Share on the Grant Date, rounded down to the nearest whole Share. The Nonemployee Director shall not receive an Initial Award if such individual is first appointed or elected as a Nonemployee Director on the date of an Annual Meeting and instead shall receive an Ongoing Award pursuant to Section 11.2.2 on that date.

11.2.2 Ongoing Awards. On the date of each Annual Meeting, but after any stockholder votes taken on such date, each Nonemployee Director who is appointed or elected as a Nonemployee Director on the date of the Annual Meeting automatically shall receive, as of such date, an Award of the number of Restricted Stock Units equal to an amount as determined by the Committee from time to time prior to such Annual Meeting and subject to the limitation set forth in Section 11.1 divided by the Fair Market Value of a Share on the Grant Date, rounded down to the nearest whole Share (the “Ongoing Award”). Notwithstanding the foregoing, each Nonemployee Director who is required to tender a resignation following such Annual Meeting in accordance with the Company’s majority voting policy for election of directors shall not receive an Ongoing Award, unless the Board determines not to accept such Nonemployee Director’s resignation in accordance with the Company’s policy, in which case such Nonemployee Director automatically shall receive the Ongoing Award on the date the Board makes a determination not to accept such resignation.

11.3 Terms of Initial Award and Ongoing Awards.

11.3.1 Award Agreement. Each Award of Restricted Stock Units granted pursuant to this Section 11 shall be evidenced by a written Award Agreement (which may be in electronic form) between the Participant and the Company.

11.3.2 Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

11.3.3 Vesting and Other Terms. Subject to the other provisions of Section 11.3, each Initial Award and Ongoing Award shall be earned and paid out as to one hundred percent (100%) of the Shares subject to the Initial Award or Ongoing Award, as applicable, on the next following March 1 (or, if earlier, on the date immediately before the date of the Annual Meeting of Stockholders that next follows the Grant Date). Notwithstanding the preceding, once a Nonemployee Director ceases to be a Director, such Director’s Restricted Stock Units which are not then earned shall never be earned or paid out and shall be immediately forfeited, except to the extent provided in Section 11.3.4 and Section 11.3.5.

11.3.4 Disability of Nonemployee Director. If a Nonemployee Director has a Termination of Service due to Disability prior to the vesting of Restricted Stock Units, then one hundred percent (100%) of the Restricted Stock Units shall immediately become vested and payable, subject to the terms and conditions of any deferral pursuant to Section 11.3.7.

11.3.5 Death of Nonemployee Director. If a Nonemployee Director dies while serving as a Director prior to the vesting of such Nonemployee Director’s Restricted Stock Units, then one hundred percent (100%) of the Restricted Stock Units shall immediately become vested and payable, subject to the terms and conditions of any deferral pursuant to Section 11.3.7.

11.3.6 Earning of Restricted Stock Units. After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Nonemployee Director over the vesting period, to be determined as a function of the extent to which the corresponding vesting provisions have been achieved.

11.3.7 Form and Timing of Payment of Restricted Stock Units. Payment of earned Restricted Stock Units shall be made as soon as practicable after the expiration of the applicable vesting period. The Committee, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable vesting period) or in a combination thereof. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide a Nonemployee Director with the opportunity to defer the receipt of earned Restricted Stock Units that would otherwise be delivered to such Nonemployee Director under this Section 11. Any such deferral shall be subject to such rules, conditions and procedures as shall be determined by the Committee in its sole discretion, which rules, conditions and procedures shall comply with the requirements of Section 409A, unless otherwise specifically determined by the Committee.

11.3.8 Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.

11.3.9 Other Terms. All provisions of the Plan not inconsistent with this Section 11 shall apply to Restricted Stock Units granted to Nonemployee Directors, including but not limited to the provisions of Section 10.

11.4 Amendments. The Committee, in its sole discretion, at any time may change the number of Restricted Stock Units to be granted (after the date of the amendment) as the Initial Award and Ongoing Awards.

11.5 Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forgo receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares or Awards granted under the Plan. The number of Shares (or covered by Awards) received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share (or of the Award) on the date that the compensation otherwise would have been paid to the Nonemployee Director, rounded down to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 11.5 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3. Unless otherwise expressly determined by the Committee, the elections permitted under this Section 11.5 shall comply with Section 409A.

SECTION 12

ADDITIONAL PROVISIONS

12.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A.

12.2 Compliance with Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

12.3 No Effect on Employment or Service. Nothing in the Plan or any Award shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

12.4 Participation. No Employee, Director or Consultant shall have the right to receive an Award under this Plan, nor, having received any Award, have the right to receive a future Award, except as otherwise provided under Section 11.

12.5 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party or in which the member may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by such member in settlement thereof, with the Company’s approval, or paid by such member in satisfaction of any judgment in any such claim, action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such member’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

12.6 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

12.7 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.8 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 12.7. All rights with respect to an Award granted to a Participant shall be available during the Participant’s lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award (other than an Incentive Stock Option) to an individual or entity other than the Company for estate planning or charitable purposes. Any such transfer shall be made as a gift (i.e., without consideration) and in accordance with such procedures as the Committee may specify from time to time.

12.9 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

12.10 Vesting of Awards following Change of Control. If, within 12 months after a Change of Control, a Participant’s employment is terminated by the Company without Cause, or the Participant voluntarily terminates the Participant’s employment with Good Reason, the Participant shall have the right to receive a payment with respect to each outstanding Award held by such Participant at the time of such employment termination that was both granted prior to the Change of Control, whether or not such Award was vested at the time of such Change in Control, calculated in the manner described in Section 4.4.1 based on the values and other facts as of the date of such employment termination. If a Participant who is a Nonemployee Director ceases to be such as of the date of a Change of Control (and does not become a member of the board of directors of the successor corporation, or a parent of the successor corporation), each outstanding Award then held by the Participant shall be treated as described in Section 4.4.1, as if the Award was not assumed or substituted for in the Change of Control. This Section 12.10 shall not apply to an Award if: (a) the applicable Award Agreement specifically provides that the provisions of this Section 12.10 shall not apply to the Award, or (b) the Participant’s employment or service on the Board is terminated due to the Participant’s death or Disability.

SECTION 13

AMENDMENT, TERMINATION, AND DURATION

13.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. In addition, an amendment will be subject to stockholder approval if the Committee or the Board, in their sole discretion, deems such amendment to be a material amendment, except with respect to such an amendment that will impact Awards covering, in the aggregate, no more than five percent (5%) of the shares reserved for issuance under the Plan. The following amendments shall be deemed material amendments for purposes of the preceding sentence: (a) material increases to the benefits accrued to Participants under the Plan; (b) increases to the number of securities that may be issued under the Plan; (c) material modifications to the requirements for participation in the Plan, and (d) the addition of a new provision allowing the Committee to lapse or waive restrictions at its discretion. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

13.2 Duration of the Plan. The Plan shall be effective as of the Effective Date, and subject to Section 13.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after December 4, 2030.

SECTION 14

TAX WITHHOLDING

14.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.

14.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax Obligations, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the Tax Obligations, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations or (f) any other means which the Committee, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan, provided any withholding or delivery of Shares will not result in any adverse accounting consequences as the Committee determines in its sole discretion. The amount of Tax Obligations will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

SECTION 15

LEGAL CONSTRUCTION

15.1 Number. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural.

15.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3 Requirements of Law. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

15.5 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.6 Inability to Obtain Authority. The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the Shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification or rule compliance of the Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental regulatory body, as counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the Shares, cash or other property as to which such requisite authority will not have been obtained.

15.7 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

15.8 Captions. Captions are provided herein for convenience only and shall not serve as a basis for interpretation or construction of the Plan.